UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2006

CABELA’S INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32227	20-0486586
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Cabela Drive, Sidney, Nebraska	69160
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (308) 254-5505

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

    On February 27, 2006, Cabela’s Incorporated and certain of its subsidiaries (collectively, the “Company”) issued and sold $215 million aggregate principal amount of 5.99% senior unsecured notes in a private placement to qualified institutional buyers pursuant to separate Note Purchase Agreements (the “Agreements”) among the Company and the various purchasers party thereto. The offering was made only to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended. The notes mature on February 27, 2016, and interest on the notes is payable semi-annually. The Agreements contain customary default provisions, as well as certain restrictive covenants, including limitations on indebtedness and financial covenants relating to net worth and fixed charges. The Company intends to use the proceeds from the offering for new retail store expansion, including capital expenditures, purchase of economic development bonds, and general corporate purposes. The foregoing description of the notes and the Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of 5.99% Senior Note and the Agreements, copies of which are filed as Exhibits 4.1 and 4.2 hereto, respectively, and incorporated herein by reference. The Company’s press release announcing the closing of the note offering is attached hereto as Exhibit 99 and incorporated herein by reference.

    In connection with the Agreements, on February 27, 2006, the Company entered into an Acknowledgement, Consent and Agreement to a Third Amended and Restated Intercreditor Agreement among various holders of the Company’s notes, the lenders under the Company’s Second Amended and Restated Credit Agreement, and U.S. Bank National Association, as Collateral Agent (the “Third Amended Intercreditor Agreement”). The Third Amended Intercreditor Agreement amends and replaces in its entirety the Second Amended and Restated Intercreditor Agreement dated as of September 6, 2005, to which the Company executed an Acknowledgement, Consent and Agreement. The Third Amended Intercreditor Agreement was primarily amended and restated to include the note purchasers and new obligors under the Agreements. The foregoing description of the Third Amended Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is filed as Exhibit 10 hereto and incorporated herein by reference.

    Also in connection with Agreements, on February 27, 2006, the Company entered into a Second Amendment Agreement to Note Purchase Agreements dated as of September 5, 2002, among the Company and various purchasers party thereto (the “Second Amendment Agreement”), and Amendment No. 6 to Note Agreements dated as of January 1, 1995, among the Company and various purchasers party thereto (“Amendment No. 6”). The Second Amendment Agreement and Amendment No. 6 were primarily entered into to conform certain provisions of the original note purchase agreements to the Agreements. The foregoing description of the Second Amendment Agreement and Amendment No. 6 does not purport to be complete and is qualified in its entirety by reference to such documents, copies of which are filed as Exhibits 4.3 and 4.4 hereto, respectively, and incorporated herein by reference.

    Certain of the parties to the Agreements, the Third Amended Intercreditor Agreement, the Second Amendment Agreement, and Amendment No. 6, or their respective affiliates, have provided, currently provide, and/or may in the future provide investment banking, commercial banking, and/or other services to the Company and its subsidiaries. Customary fees have been, or may in the future be, paid for these services.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

    (d)     Exhibits.

4.1	Form of 5.99% Senior Note, Series 2006-A, due February 27, 2016

4.2	Note Purchase Agreements dated as of February 27, 2006, among Cabela’s Incorporated and various purchasers party thereto

4.3	Second Amendment Agreement to Note Purchase Agreements dated as of September 5, 2002, among Cabela’s Incorporated and various purchasers party thereto

4.4	Amendment No. 6 to Note Agreements dated as of January 1, 1995, among Cabela’s Incorporated and various purchasers party thereto

10
Third Amended and Restated Intercreditor Agreement dated as of February 27, 2006, among Cabela’s Incorporated, various noteholders party thereto, various lenders party thereto, and U.S. Bank National Association, as Collateral Agent

99	Press release dated February 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA’S INCORPORATED

Dated: March 3, 2006	By:	/s/ Ralph W. Castner
Ralph W. Castner Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Form of 5.99% Senior Note, Series 2006-A, due February 27, 2016

4.2	Note Purchase Agreements dated as of February 27, 2006, among Cabela’s Incorporated and various purchasers party thereto

4.3	Second Amendment Agreement to Note Purchase Agreements dated as of September 5, 2002, among Cabela’s Incorporated and various purchasers party thereto

4.4	Amendment No. 6 to Note Agreements dated as of January 1, 1995, among Cabela’s Incorporated and various purchasers party thereto

10
Third Amended and Restated Intercreditor Agreement dated as of February 27, 2006, among Cabela’s Incorporated, various noteholders party thereto, various lenders party thereto, and U.S. Bank National Association, as Collateral Agent

99	Press release dated February 28, 2006